LEASE

                                 by and between

                                    KAX CO.,

                             A GENERAL PARTNERSHIP,

                                   as Landlord

                                       and

                              CYBERKINETICS, INC.,
                             A DELAWARE CORPORATION

                                    as Tenant

                                  for space 391

                                     Suite G

                        UNIVERSITY OF UTAH RESEARCH PARK

                                 391 CHIPETA WAY

                              SALT LAKE CITY, UTAH

               UNIVERSITY OF UTAH RESEARCH PARK, 391 CHIPETA WAY,
                              SALT LAKE CITY, UTAH

                                TABLE OF CONTENTS


RECITALS:...................................................................  1
  1. ........................................................LEASED PREMISES  1
  2. ............................................................ALTERATIONS  2
  3. ...................................................................TERM  2
  4. ...................................................................RENT  2
  5. ...........................................................LATE CHARGES  2
  6. ..............................................................FINANCING  2
  7. ......................................................USE AND OCCUPANCY  3
  8. ..............................................................UTILITIES  3
  9. ..................................................................TAXES  3
  10.............................................FIRE AND CASUALTY INSURANCE  3
  11.......................................LIABILITY INSURANCE AND INDEMNITY  4
  12..................................................MAINTENANCE AND REPAIR  4
  13...................................................................SIGNS  4
  14..........................................................KEYS AND LOCKS  5
  15.........................................................SECURITY SYSTEM  5
  16........................................................CARPETING DAMAGE  5
  17............................................................FORCED ENTRY  5
  18.............................................................DESTRUCTION  5
  19............................................................CONDEMNATION  5
  20..............................................ASSIGNMENTS AND SUBLETTING  5
  21...................................SURRENDER AND RIGHTS UPON TERMINATION  6
  22............................................................HOLDING OVER  6
  23...........................................................RIGHT TO CURE  6
  24................................................................REMEDIES  6
  25.............................................................ENFORCEMENT  7
  26.................................................................NOTICES  7
  27.........................................................QUIET ENJOYMENT  7
  28...........................................................FORCE MAJEURE  7
  29..................................................................WAIVER  7
  30.................................................ACCORD AND SATISFACTION  7
  31......................................................PARTIAL INVALIDITY  7
  32......................................REPRESENTATION REGARDING AUTHORITY  7
  33........................................................ENTIRE AGREEMENT  7
  34................................................MISCELLANEOUS PROVISIONS  7
  35........................................................SECURITY DEPOSIT  8
  36....................................................HAZARDOUS SUBSTANCES  8
  37...................................................ADDITIONAL PROVISIONS  8

LANDLORD ACKNOWLEDGMENT.....................................................  9

TENANT ACKNOWLEDGMENT
         (Corporate)........................................................ 10

                                    SUB-LEASE

               (Research Park Portion of A Building Full Service)


         THIS LEASE, made and entered into this 28th day of January, 2005, by and between KAX CO., a Utah general partnership (hereinafter referred to as "Landlord"), and CYBERKINETICS, INC., a Delaware corporation (Tax ID:
05-0518051), (hereinafter referred to as "Tenant").

                                    RECITALS:

A. Landlord has heretofore obtained a long-term ground lease covering that certain tract of real property situated in the University of Utah Research Park in Salt Lake County, State of Utah, comprising approximately 4.13 acres, and more particularly described as follows:

         TRACT NO. 1: Commencing at a point North 47(degree)49'55" West 3246.84 feet from the Southeast corner of Section 3, TlS, R1E, SLB&M (according to B.L.M. Survey), said point being a monument at the Northeast corner of Fort Douglas Cemetery and lying North 12(degree)06'20" East 3806.05 feet from the city monument at the intersection of Sunnyside Avenue and Padley Street; and running thence on city bearings South 67(degree)14'36" West 188.79 feet; thence North 36"50'19" West 564.38 feet; thence South 86(degree)50'12" East 153.92 feet; thence North 53(degree)09'41" East 220 feet to a point on a 2887.18 feet radius curve to the left; thence Southeasterly along said curve a distance of
         550.65 feet; thence South 39(degree)21'42" East 51.56 feet; thence South 67(degree)14'36" West 166.01 feet; thence North 29(degree)38'24" West 50.00 feet to the point of beginning. Containing 4.13 acres.

         TOGETHER WITH certain easement for access rights. (Said tract is hereinafter referred to as the "Property").

B. Landlord owns a building on the above described real property (hereinafter the "Building") suitable for use a office/research and development space, together with related parking facilities and other improvements necessary to enable to the Building to be so used (the Building and related facilities and improvements are hereinafter collectively referred to as the "Improvements").

C. Tenant desires to lease from Landlord a portion of the Building, together with certain rights and privileges necessary for the full use and enjoyment thereof.

         NOW THEREFORE, in consideration of the premises and of the rents, covenants, and agreements hereinafter mentioned and reserved to be paid, kept, and performed by one or the other of the parties hereto, Landlord and Tenant hereby enter into this Lease and agree as follows:

1. LEASED PREMISES. Landlord does hereby demise, lease, and let unto Tenant the following-described areas, rights, and privileges (hereinafter collectively referred to as the "Leased Premises"):

         A. Those parts of the main and sub-level floors of the Building commonly known as 391 Chipeta Way, Suite G, Salt Lake City, Utah, which space is outlined in yellow on Exhibit "A" attached. The gross areas of said space is approximately 11,225 square feet.

         B. Such nonexclusive rights-of-way, easements, and similar rights with respect to the Property and the Improvements as may be reasonably necessary for access to that portion of the Building described under item (a) above; and

         C. The nonexclusive right to use for such purposes, along with all other subtenants, occupants, and users of the Improvements (or of improvements now or hereafter situated on any nearby tract now or hereafter leased by Landlord from the University of Utah), those areas designed and suitable for vehicular parking which are not reserved for the exclusive use of other tenants.

         Landlord hereby reserves, however: (i) Such access rights over and across the Property, such easements for utility lines, and such temporary rights of occupancy for construction, repair and maintenance activities as may be reasonably necessary to enable Landlord to fully develop, use, maintain and enjoy this tract and any other nearby tract or tracts within the Research Park which are being leased or which may hereafter be leased from the University of Utah by Landlord; (ii) Such access rights through that portion of the Building described under item
         (a) above as may be reasonably necessary to enable access to the balance of the Building by Landlord; and (iii) The right to install or maintain meters on the Leased Premises to monitor use of utilities for Landlord's records. In exercising such rights, Landlord will use its reasonable efforts so as to not commit waste upon the Leased Premises and as far as practicable to avoid annoyance or damage to Tenant when making modifications, additions or repairs.

2. ALTERATIONS. During the term of this Lease, Tenant shall have the right, at its sole cost and expense and so long as the change involved is not of a permanent or structural nature, to make such alterations in or additions to the Leased Premises as may be necessary to facilitate the use Tenant then desires to make of the Leased Premises. Changes of a permanent or structural nature may be made only with Landlord's prior written approval (not to be unreasonably withheld). Unless the parties have otherwise agreed in writing, upon the expiration or termination of this Lease, Landlord shall have the right, with respect to each alteration or addition made by Tenant, to retain the item or change concerned or to require Tenant at its expense to restore to its original condition that part of the Leased Premises involved. Landlord shall not have the right to retain easily removable furniture, cabinets, equipment, portable interior partitions, or other personal property furnished by Tenant, but Tenant shall at its expense repair any damage to the Leased Premises which may have been caused by such personal property.

         At any time during the term hereof, Landlord shall have the right to make any modifications in or additions to that portion of the Improvements which is not part of the Leased Premises, so long as Landlord's activities in that regard do not substantially interfere with Tenant's use and enjoyment of the Leased Premises.

3. TERM. The firm term of this Lease shall commence on DECEMBER 1, 2004, and shall continue for a period of FIVE (5) YEARS thereafter to and including NOVEMBER 30, 2009.

4.       RENT.

         A. Tenant shall pay as monthly rental the sum of FIFTEEN THOUSAND FIVE HUNDRED AND 00/100 Dollars ($15,500). Said sums to be payable in lawful money of the United States.

         B. Tenant shall make monthly payments as set forth in Section 4a in advance on or before the first day of each calendar month throughout the term of the Lease. Each rental payment or other sum required to be paid by Tenant under this Lease shall be delivered to Landlord, c/o Woodbury Corporation, 2733 East Parleys Way, Suite 300, Salt Lake City, Utah 84109 or to such other address as Landlord may hereafter designate in a written notice given to Tenant. All checks to Landlord shall be made payable to KAX CO. (Fed ID# 87-0341891)

         C.       The monthly rent specified in the foregoing portion of this
                  Section 4 shall be adjusted beginning DECEMBER 1, 2006 to be $16,000, and then again on DECEMBER 1, 2008 to be $16,500. Such adjustments shall occur pursuant to the following definitions, directives, and formula:

                  (1) "Adjustment Dates" shall mean the first day of DECEMBER, 2006 and the first day of DECEMBER, 2008 of each succeeding year thereafter.

                  (2) "Adjustment Period" shall mean the twelve (12) month period from an Adjustment Date to the next succeeding Adjustment Date.

5. LATE CHARGES. In the event that Tenant shall fail to pay any rental (including additional rental due hereunder) on or before the due date or within five (5) days thereafter, Tenant shall pay interest from the due date on such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of eighteen (18%) percent per annum or two (2%) percent over the "prime rate" charged by Zions First National Bank of Utah at the due date of such payment; provided however, that in any case the rate of interest charged shall not exceed the maximum non-usurious rate in accordance with applicable law.

6. FINANCING. Tenant acknowledges that there presently exists a first mortgage on the subject building. Tenant also acknowledges that from time to time Landlord may desire to refinance the first mortgage loan which then affects Landlord's interest in the Property and the Improvements. Accordingly, Tenant agrees that its interests in the Leased Premises and all of its interest hereunder are now and shall at all times be subject and subordinate to each of the following encumbrances whether the same are now existing or are hereafter created and without the need for any act or agreement by Tenant: (i) A first position mortgage or trust deed and customary related instruments encumbering Landlord's interest in the Property and the Improvements (which mortgage or trust deed and related instruments are hereinafter collectively referred to merely as a "Mortgage") and securing a loan obtained by Landlord for the purpose of enabling construction of the Improvements, (ii) A first position Mortgage encumbering Landlord's interest in the Property and the Improvements and securing a loan which is obtained by Landlord to provide standing or permanent financing for the same; and (iii) A first position Mortgage encumbering Landlord's interest in the Property and the Improvements and securing a loan which is obtained by Landlord for the purpose of refinancing any such construction, standing or permanent loan; provided, however that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with a Mortgage or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages referred to in this
         Section 6 without the prior written consent of the lender interested under the Mortgage then affecting Landlord's interest in the Property and the Improvements. Any such unauthorized subordination by Tenant shall be void and or no force or effect whatsoever.

         Tenant agrees that, upon the written request of Landlord or of any lender which is considering making or which has made one of the loans referred to in this Section 6, and for the exclusive benefit of Landlord and such lender, it will promptly deliver to Landlord or to such lender a written instrument certifying as to any of the following facts or matters, to the extent the same are then the case or applicable: that there are no existing defaults under this Lease; that this Lease is then unmodified and in full force and effect; that the Improvements have been completed and as constructed comply with the requirements of this Lease, the date which constitutes the Completion Date hereunder; the use which is being made of or which is proposed to be made of the Leased Premises; and such other reasonable matters as to which Landlord or the lender makes inquiry.

7. USE AND OCCUPANCY. Tenant shall use the Leased Premises as an OFFICE, LAB AND LIGHT MANUFACTURING, and for purposes ordinarily incidental to such use and only for such purposes and in such manner as are permitted both by the Protective Covenants relating to the University of Utah Research Park and by existing legislation concerning the Research Park. Tenant shall not make any use of the Leased Premises which will cause cancellation or an increase in the cost of any insurance policy covering the same. Tenant shall not keep or use on the Leased Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Tenant shall not commit any waste upon the Leased Premises and shall not conduct or allow any business activity, or thing on the Leased Premises which is an annoyance or causes damage to Landlord, to other sub-tenants, occupants, or users of the Improvements, or to occupants of the vicinity. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Leased Premises. Landlord represents that to the best of its knowledge and understanding, the building in which the Leased Premises are situated complies with all currently applicable laws, ordinances and regulations of municipal, county, state and federal authorities.

8. UTILITIES. Tenant accepts the utility connections in the premises "as is". Throughout the term hereof Landlord shall pay all monthly or other periodic charges required for the Leased Premises to be furnished with such utility services as may be required by Tenant in connection with its use and occupancy of the Leased Premises, including electricity, water, gas, heat, sewer service, trash disposal, and snow removal, but not including telephone installation, use and station equipment charges, which charges Tenant agrees to pay.

9. TAXES. Landlord shall advance all real property taxes, contributions in lieu of taxes and assessments (all of which are hereinafter collectively referred to as "Taxes") which are levied against or which apply with respect to the Leased Premises. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixtures kept or installed therein by Tenant.

10.      FIRE AND CASUALTY INSURANCE.

         A. Subject to the provisions of Section 11 below, Landlord shall secure, pay for, and at all times during the term hereof maintain, insurance providing coverage upon the Improvements in an amount equal to the full insurable value thereof (as determined by Landlord) and insuring against the perils of fire, extended coverage, vandalism, and malicious mischief. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Landlord shall also maintain appropriate general liability insurance with respect to Landlord's building. Tenant shall have the right, at its request and any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section, together with evidence that the premiums therefor have been paid. Landlord shall indemnify Tenant against and hold it harmless from any claims arising out of loss or damage to building, except for damage resulting from the acts or omissions of Tenant, its officers, employees or agents.

         B. Tenant agrees to maintain at its own expense such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant's personal property equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Leased Premises by Tenant or with Tenant's permission shall be so done at Tenant's sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

         C. Tenant will not permit said Leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the commencement of this lease term. Tenant agrees to pay as additional rent the total amount of any increase in the insurance premium of Landlord in effect prior to the resulting commencement of this Lease resulting from Tenant use of the premises. If Tenant installs any electrical or other equipment which overloads the lines in the Leased Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord's insurance.

         D. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver or subrogation) is carried by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance.

         E. Tenant shall be responsible for all glass breakage from any cause whatsoever and agrees to immediately replace all glass broken or damaged during the term hereof with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant's expense, any broken or damaged glass if not replaced by Tenant within five (5) days after such damage.

11. LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public personal injury and property damage liability insurance with respect to the Leased Premises, in which the limits for such liability shall be not less than Two Million Dollars ($2,000,000.00) per accident, and in which the limits for property damage liability shall be not less than One Hundred Thousand Dollars ($100,000.00). The policy shall name Landlord, any persons, firms or corporations designated by Landlord and Tenant as insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance may be furnished by tenant under any blanket policy carried by it or under a separate policy therefore. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant.

         Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors employees, servants, sublessees, concessionaires, or business, invitees unless caused by the negligent of Landlord.

         Landlord will likewise indemnify and hold harmless and defend tenant from and against claims arising from occurrences in parking and other common areas around the premises known as 391 Chipeta Way. occasioned wholly or impart by any act or omission of Landlord, its agents, contractors, employees, servants, sublessees other than tenant or business invitees.

12. MAINTENANCE AND REPAIR. Landlord shall maintain and repair: (1) the premises outside the Building, including general landscaping, if any, parking areas, driveways and walkways; (2) the Building structure including roof, walls, floor joists; (3) the foundations of the Building; and (4) all plumbing, electrical, heating, and air conditioning systems serving the building generally, but not including plumbing electrical and HVAC for Tenant's specialty equipment. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord's supervisory overhead. Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Landlord shall plow snow from parking areas after each snow fall in excess of three inches and shall keep the sidewalks and walkways reasonably clear from ice and snow.

         Tenant shall provide its own janitorial service including lamp replacement and maintain the interior of the Leased Premises and shall keep the same in a clean and sanitary condition.

13. SIGNS. Subject to the restrictions of the University Research Park, Tenant, at its own expense, may place a suitable tenant identification sign on the premises, provided that such sign shall be in the same general building location and general design conforms to the same design and style of other tenant signs on the building and provided that written approval of the sign design and proposed location is obtained in advance from Landlord and from the University Research Park. If any sign is erected prior to obtaining University Research Park and Landlord approval or which does not conform to the condition herein specified, Tenant shall be required to remove said sign and repair any damage caused thereby at its sole cost and expense. At the termination of this Lease, Tenant shall remove said sign and Tenant agrees that whenever its signs are removed, Tenant shall repair any damage caused by the installation or removal thereof. All work shall be completed in a good and workmanlike manner.

14. KEYS AND LOCKS. Tenant may change locks or install other locks on doors, but if Tenant does so, Tenant must provide Landlord with duplicate keys within twenty-four hours after said change or installation. Tenant upon termination of this Lease shall deliver to Landlord all the keys to the Leased Premises including any interior offices, toilet rooms, etc. which shall have been furnished to the Tenant or are in the possession of the Tenant.

15. SECURITY SYSTEM. Landlord herein consents to the installation by Tenant of its own security system together with separate keys or locks, if any, affecting all or a portion of the Leased Premises provided that such security system does not interfere with the structural aspects or utility systems of the building and provided that any damage occasioned by said installation is repaired immediately. Upon termination of this Lease, Tenant may remove or Landlord may require Tenant to remove said security system. In either case, Tenant covenants to repair any damages occasioned thereby and to restore the premises to the same condition as existed before said security system installation.

16. CARPETING DAMAGE. Tenant agrees to take precautions not to damage carpets in the leased premises and shall repair or replace such if damaged beyond normal wear and tear.

17. FORCED ENTRY. Tenant shall be responsible for any damage to premises as a result of forced entry into its space or burglary thereof to the extent such damage is not covered by Landlord's casualty insurance.

18. DESTRUCTION. Either party hereto shall have the right to terminate this Lease in the event of destruction of or damage to the Leased Premises which is so extensive as to make impractical Tenant's use and occupancy thereof for a period reasonably expected to be in excess of sixty (60) days or if more than 50% of the space is reasonably expected to be unavailable for use for in excess of sixty (60) days. Such right of termination must be accomplished through written notice to the other party given within thirty (30) days following the date of destruction or damage. In the event of such termination there shall be a proration of the rent called for herein and Landlord shall refund any excess previously paid by Tenant. Termination shall be effective, and rent shall be prorated as of the date on which written notice of termination is given.

         In the event of any other destruction of or damage to the Leased Premises, or in the event neither party exercises the above mentioned right of termination, Landlord shall forthwith repair and reconstruct the Leased Premises. During the period of damage and repair the rent required to be paid thereunder shall be reduced proportionate to the amount of area which Tenant is not able to occupy because of said destruction until such time as said area has been repaired or reconstructed and written notice given to Tenant that such space is available for occupancy. Whether or not this Lease is terminated as a result of destruction of or damage to the Leased Premises, all insurance proceeds realized under policies maintained by Landlord shall be the sole and exclusive property of Landlord and insurance proceeds from policies maintained by Tenant or Tenant's personal property shall be solely Tenant's.

19. CONDEMNATION. As used in this Section the term "Condemnation Proceeding" means any action or proceeding in which any interest in the Property or in the Improvements is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Leased Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of taking. If in excess of twenty (20%) percent of the Leased Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. In all other cases, or if neither party exercised its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced on the basis of: (i) the area contained in the Leased Premises which is capable of occupancy after the taking; and (ii) the total area contained in the Leased Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord.

20. ASSIGNMENTS AND SUBLETTING. Tenant shall not have the right to assign this Lease or any of its interest hereunder. Tenant shall have the right to sublet the Leased Premises, or any part thereof, only with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

21. SURRENDER AND RIGHTS UPON TERMINATION. Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition as when the premises were delivered to Tenant or as altered as provided in
         Section 2, ordinary wear and tear excepted, and Tenant shall remove all personal property from the premises. Tenant agrees to thoroughly clean the premises after surrender. The voluntary or other surrender of this Lease by Tenant or a cancellation hereof with the consent of both parties shall not automatically work a merger. Rather, such occurrence shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies. Except as otherwise expressly provided for in this Lease, as of and after the date of termination hereof for any respect to each other, and of Tenant with respect to the Leased Premises, shall cease. However, Tenant shall fully perform and fulfill all of its obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination.

22. HOLDING OVER. Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents and on the terms and conditions herein specified, so far as applicable. During said month to month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to vacate the premises. Tenant agrees to completely vacate the premises upon thirty (30) days prior written notice from Landlord. Any holding over rent shall be calculated at 150% of the then existing rent unless otherwise agreed in writing.

23. RIGHT TO CURE. In the event of any breach, default, or noncompliance hereunder by either party hereto, the other party shall, before exercising any right or remedy provided herein or by law, given the defaulting party written notice of the claimed breach, default, or noncompliance and allow thirty (30) days after such written notice for the other party to cure except as may be provide for elsewhere in this Lease, and except that Tenant shall be allowed only five (5) days to cure a default regarding failure to pay rent or any other sums hereunder. If the defaulting party is Landlord, and if prior to its giving such notice to Landlord, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of the holder of the Mortgage (referred to in Section 4 above) then affecting Landlord's interest in the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such holder. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section 23 (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, the party in default shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default on its part within said period, the holder of the Mortgage then affecting Landlord's interest in the Property and Improvements shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said holder has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and a prosecution or proceedings to foreclose this Lease shall not be terminated by Tenant while such actions or remedies are being diligently pursued by said holder. If at the expiration of the applicable period(s) provided for in this Section 23 cure has not occurred, the aggrieved party may exercise any available right of remedy including the right to terminate.

24. REMEDIES. In the event either party breaches or fails to perform any of its obligations hereunder and fails to timely cure any such default with respect to which a right to cure exists, so long as such default continues the other party shall have the right, at its option, to exercise any of the following applicable rights and remedies:

         A. The party not in default may itself pay or perform or cause to be paid or performed the obligation with respect to which the other is in default. The cost of such payment or performance, including reasonable attorneys' fees and all expense incurred, plus interest on all of said amounts at the rate of eighteen

                  (18%) percent per annum from the date of expenditure, shall be immediately paid by the party in default.

         B. In the event the party in default is Tenant, Landlord may terminate this Lease, and enter the Leased Premises under due process of law. In the event Landlord terminates this Lease pursuant to this Paragraph b, it shall also have the right to recover from Tenant: (i) The present worth of an amount equal to the difference between (a) all rent which would have been received hereunder from the date of termination to the expiration of this Lease, and (b) the amount of rental loss which Tenant establishes could have reasonably been avoided; and (ii) All other amounts necessary to compensate Landlord for all damages caused by Tenant's default or which would be likely to result from such default.

         The remedies specified in this Section 24 are cumulative and are not intended to exclude any other remedy or means of redress to which either party may be entitled in the event of any default or threatened default by the other with respect to any of its obligations under this Lease. The use by one of the parties hereto of one of the remedies specified above or available under applicable law shall not preclude such party from thereafter utilizing another of said remedies.

25. ENFORCEMENT. In case of default by either party in the performance of the covenants and obligations under this Lease, the defaulting party shall pay all costs incurred in enforcing this Lease, or any right arising out of the breach thereof, whether by suit or otherwise, including a reasonable attorneys' fee.

26. NOTICES. Any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered or mailed postage prepaid by certified mail, return receipt requested, addressed as follows:

                  To Tenant:              Cyberkinetics Neurotechnology Systems
                                          391 Chipeta Way, Suite G
                                          Salt Lake City, Utah  84108
                                          Attn:  Susan M. Hatt, Administrator

                  To Landlord:            KAX CO.
                                          c/o WOODBURY CORPORATION
                                          2733 East Parleys Way, Suite 300
                                          Salt Lake City, Utah  84109

         Any notice which is mailed shall be effective on the second business day following its date of mailing. Either party may, by notice to the other given as prescribed in this Section 26, change the above address for any future notices which are mailed under this Lease.

27. QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claimed by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and actions resulting from future eminent domain proceedings and casualty losses.

28. FORCE MAJEURE. Any failure on the part of either party to this Lease to perform any obligation hereunder, other than Tenant's obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

29. WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

30. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the demised premises are located.

31. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

32. REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

33. ENTIRE AGREEMENT. This Lease constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written amendment executed by all parties.

34. MISCELLANEOUS PROVISIONS. This instrument shall not be recorded without the prior written consent of Landlord. The captions which precede the Sections of this Lease are for convenience only and shall in no way affect the manner in which any provisions hereof are construed. To the extent permitted by the provisions hereof, all reservations, terms, conditions and covenants herein contained shall be binding upon and shall insure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto. In the event there is more than one Tenant hereunder, the liability of each shall be joint and several. This instrument shall be governed by and construed in accordance with the laws of the State of Utah. Words of any gender, and words in the singular number shall be held to include the plural when the sense requires. Time is of the essence of this Lease and every term, covenant and condition herein contained.

35. SECURITY DEPOSIT. The Landlord acknowledges receipt of SIXTEEN THOUSAND AND 00/100 Dollars ($16,000) which it is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obligated to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions and the leased premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said such, if not applied toward the payment or rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant without interest when this Lease is terminated, according to these terms.

         In the event that the Landlord repossesses the leased premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security toward damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds.

36. HAZARDOUS SUBSTANCES. Tenant shall not use, produce, store, release, dispose or handle in or about the Leased Premises or transfer to or from the Leased Premises (or permit any other party to do such acts) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Lease Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Leased Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant's notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Lease Premises. "Environmental Law" shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act; "Hazardous Substance" shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic under any Environmental Law.

37. OPTION TO RENEW. Provided Tenant is not then in default under this Lease, Tenant shall have the option to extend this Lease for one (1) additional consecutive five (5) year period by giving Landlord written notice at least ninety (90) days prior to the expiration of the then firm lease period. Said extensions shall be on the same terms and conditions set forth herein with the Fixed Minimum Rent as follows:

                                                     MONTHLY
                           Option Year 1             $16,500
                           Option Years 2-3          $17,000
                           Option Years 4-5          $17,500

38. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide an allowance for the remodeling of the Leased Premises not to exceed ONE HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($170,000). Said allowance shall be paid directly to contractors and material suppliers, or as reimbursement to Tenant upon submission of copies of paid bills, checks and lien waivers. Landlord shall prior approve all anticipated remodeling and the contractor to be hired. Any cost beyond the allowance shall be paid directly by Tenant.

39. TERMINATION OPTION. Tenant shall have the option to terminate the Lease effective at the end of thirty (30) months with six (6) months prior written notice and shall pay a lease termination fee equal to all unamortized tenant improvement costs, utilizing an 8% interest rate.

40. ADDITIONAL PROVISIONS. It is understood by the parties that Tenant accepts the Premises in "as is" condition as shown on the attached Exhibit "A", and will continue to operate under existing space configuration until such time as Tenant notifies Landlord that it is ready to commence remodeling plans.

         EXECUTED the day and year first above written.

SIGNATURES:

                               LANDLORD:

                               KAX COMPANY, A UTAH LIMITED LIABILITY COMPANY



                               By:____________________________________________
                                        Orin R. Woodbury, Attorney-in-Fact


                               By:____________________________________________
                                        Richard A. Kennedy, Attorney-in-Fact




                               TENANT:

                               CYBERKINETICS, INC., A DELAWARE CORPORATION



                               By:____________________________________________

                                        Its:  ________________________________




                               By:____________________________________________

                                        Its:  ________________________________


                                  Notary Public

                             LANDLORD ACKNOWLEDGMENT

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

     On this day of , 2004, before me personally appeared ORIN R. WOODBURY, to me personally known, who being by me duly sworn, did say that he is an Attorney-in-Fact of that certain partnership known as KAX CO., and that the within instrument was executed by him, for and on behalf of said partnership.


                                                     Notary Public

                                  Notary Public



STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

     On this day of , 2004, before me personally appeared RICHARD A. KENNEDY to me personally known, who being by me duly sworn, did say that he is an Attorney-in-Fact of that certain partnership known as KAX CO., and that the within instrument was executed by him, for and on behalf of said partnership.




                                                     Notary Public



                                  Notary Public


                              TENANT ACKNOWLEDGMENT
                                   (CORPORATE)

STATE OF                   )
                           : ss.
COUNTY OF                  )


         On this day of , 2004, before me personally appeared and , known to me to be the and of the corporation that executed the within instrument, known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.




                                                     Notary Public